POWER OF ATTORNEY The undersigned hereby constitutes and appoints Jon E. Bortz, Raymond D. Martz, Andrew H. Dittamo and Mark W. Wickersham, and each of them, as his or her true and lawful attorney-in-fact (each, an “Attorney-in-Fact”) to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as a trustee of Pebblebrook Hotel Trust (the “Company”), each Form 3, Form 4, Form 5 and Form 144 that may be required in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (collectively, “Section 16 Forms”); (3) serve on the undersigned’s behalf as account administrator, user and technical administrator for the SEC’s EDGAR Next in connection with the undersigned’s Section 16 Forms; (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Section 16 Form, complete and execute any amendment or amendments thereto, and file any such form with the SEC and any stock exchange or similar authority; (5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information about transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any Attorney-in- Fact; and (6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any Attorney-in-Fact, may be of benefit to, in the best interest of or legally required by or for, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information as such Attorney-in- Fact determines to be reasonably necessary in such Attorney-in-Fact’s sole discretion,. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each Attorney-in-Fact or any substituted attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file any Section 16 Form with respect to the undersigned’s holdings of, and transactions in securities issued by, the Company, unless earlier revoked by the undersigned in a signed writing delivered to any of the Attorneys-in-Fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of October, 2026. /s/ William C. Bayless, Jr. _________________________________ William C. Bayless, Jr.